Exhibit 4.1

FORM OF

SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

This SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into and effective as of December 14, 2022, among BioCardia, Inc., a Delaware corporation (the “Company”), and the several investors set forth on Schedule I attached hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company and the Investors desire that, upon the terms and conditions set forth in this Agreement: each Investor will purchase from the Company, and the Company will issue and sell to such Investor, the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), set forth opposite such Investor’s name in Schedule I attached hereto (the “Shares”), for a purchase price equal to $1.68 per share (the “Purchase Price Per Share”); and

WHEREAS, each Investor will have registration rights with respect to its Shares and its other Registrable Securities (as defined herein) pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Agreement to Sell and Purchase the Shares. At the Closing (as defined below), the Company will sell to each Investor, and each Investor will purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, Shares in the amounts set forth opposite such Investor’s name on Schedule I attached hereto and for the aggregate purchase price set forth opposite such Investor’s name under the heading “Aggregate Purchase Price” on Schedule I attached hereto.

2.    Delivery of the Shares at Closing. The completion of the purchase, sale and issuance of the Shares (the “Closing”) shall occur on December 16, 2022 or on such other date as the Company and each Investor shall agree (the “Closing Date”), at the offices of the Company. At the Closing, the Company shall issue to each Investor, as indicated on Schedule I attached hereto, such Investor’s Shares in book-entry form, registered in such Investor’s name and address as set forth on Schedule I attached hereto, subject to the Company’s receipt of the applicable Investor’s purchase price.

3.    Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Investor as follows as of the date of this Agreement and as of the Closing Date:

3.1    Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business except where the failure to be so qualified would not have a material adverse effect upon the financial condition or business, operations or assets of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

3.2    Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to enter into and perform this Agreement and to issue the Shares in accordance with the terms of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company and, when duly authorized and validly executed and delivered by the Investors, constitutes, or will constitute, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their issuance in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.3    Non-Contravention. Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (B) the charter, bylaws or other organizational documents of the Company or any Subsidiary, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement or the valid issuance and sale of the Shares pursuant to this Agreement, except such as (a) have been or will be obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) the filing of any requisite notices and/or application(s) to the Nasdaq Capital Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Shares by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

3.4    SEC Filings. Since January 1, 2022, the Company and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by them with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (such reports, including exhibits thereto and documents incorporated by reference therein, collectively, the “SEC Documents”). To the Company’s knowledge, as of their respective filing dates, none of the SEC Documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light and circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed or furnished SEC Documents.

3.5    Absence of Certain Changes. Except as disclosed in the SEC Documents or otherwise publicly disclosed by the Company, since September 30, 2022, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which, to the knowledge of the Company, would reasonably be expected to have a Material Adverse Effect.

3.6    Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share. The Company’s issued and outstanding capital stock is as set forth in the most recent periodic report filed by the Company containing such disclosure as of the date indicated in periodic report (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the SEC Documents or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the SEC Documents).

3.7    Broker. Other than Arcadia Securities, LLC, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

3.8    No Material Non-Public Information. The Company has not provided any material non-public information to any Investor except for such information as will be included in the Form 8-K to be filed pursuant to Section 4.15 hereof (the “Transaction 8-K”).

3.9    Certain Proceedings. The Company is not the subject of a voluntary bankruptcy or solvency action, has not made a general assignment for the benefit of creditors, and has not taken any corporate action to authorize any of the foregoing.

4.    Representations, Warranties and Covenants of the Investors. Each Investor severally for itself, and not jointly with the other Investors, represents and warrants to, and covenants with the Company as follows as of the date of this Agreement and as of the Closing Date:

4.1    Due Authorization; Organization. Such Investor has all requisite power, authority and capacity to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate, company, partnership or individual action, as the case may be, to enter and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by such Investor and, when duly authorized and validly executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2    Non-Contravention. The execution and delivery of this Agreement, the purchase of Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Investor is a party, (B) the charter, bylaws or other organizational documents of such Investor, as applicable, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to such Investor or its property, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of such Investor or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the purchase of Shares by such Investor, other than such as have been made or obtained.

4.3    Private Placement. Such Investor represents and warrants to, and covenants with, the Company that such Investor is acquiring Shares for its own account for investment only and with no present intention of distributing any Shares in violation of the applicable securities laws, or pursuant to any arrangement or understanding with any other persons regarding the distribution of any Shares. Such Investor has been advised and understands that none of the Shares have been registered under the Securities Act or under the “blue sky” or similar laws of any jurisdiction and that they may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or, subject to the terms and conditions of this Agreement, if an exemption from registration is available. Such Investor has been advised and understands that the Company, in issuing the Shares, is relying upon, among other things, the representations and warranties of such Investor herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

4.4    Certain Trading Activities. Neither such Investor nor any of its affiliates has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that such Investor first became aware of the transactions contemplated hereby. For the purposes of this Section 4.4, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Investor covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transaction in the securities of the Company (including short sales) prior to the filing of a Current Report on Form 8-K, Annual Report on Form 10-K, press release, or other applicable Exchange Act report reporting this transaction.

4.5    No Advice. Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.6    Accredited Investor; Big Boy. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is able to bear the risk of its investment in the Shares. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares. Such Investor acknowledges that it does not have any material non-public information relating to the Company. Such Investor further acknowledges that the Company and its agents, officers, directors and affiliates possess material non-public information not known to such Investor regarding or relating to the Company and/or the securities being offered hereby, including, but not limited to, information concerning the business, financial condition, results of operations, legal matters associated with ongoing or past litigation matters, investigations, the Company’s corporate transition matters (including transactions related to the corporate transition matters and amounts that become payable by the Company), prospects and other plans of the Company. Such Investor acknowledges that any material non-public information may be indicative of a value of the securities being offered hereby that is substantially less than the purchase price paid by such Investor, or may be otherwise adverse to such Investor, and such material non-public information, if known to such Investor, could be material to such Investor’s decision to acquire the securities being offered hereby. Accordingly, such Investor understands and accepts that there is an information disparity between such Investor and the Company, confirms that the Company is not obligated to disclose, and consistent with such Investor’s instructions, has not disclosed, material non-public information to such Investor, and acknowledges and agrees that the Company has no liability arising from such non-disclosure. Such Investor acknowledges that neither the Company nor any of its agents, officers, directors, or affiliates has delivered any information or made any representations to such Investor, except as expressly set forth herein.

4.7    Limited Representations. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and all materials relating to the offer and sale of the Shares in each case that have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask such questions of the Company as they deem appropriate for purposes of the investment contemplated hereby. Such Investor acknowledges and agrees that the most recent disclosure of the Company’s results is for the three and nine month periods ended on, and the most recent disclosure of the Company’s financial condition is at, September 30, 2022, as reported on the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2022, and that, except as disclosed in the SEC Documents, no information more recent than such date has been provided to or requested by such Investor as to the Company’s results, operations, financial condition, business or prospects. Such Investor understands that its purchase of Shares involves a high degree of risk and that it may lose its entire investment in the Shares, and such Investor further acknowledges and agrees that it can afford to do so without material adverse consequences to its financial condition. Such Investor is not relying on, and does not have, any information provided by the Company and its Subsidiaries, except to the extent provided in Section 3 herein.

4.8    No Recommendation. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares, nor have such authorities passed upon or endorsed the merits thereof.

4.9    Restrictive Legends. The Shares issued to such Investor will bear the restrictive legends described in Section 6 below. Such Investor covenants that, in connection with any transfer of any Shares pursuant to the registration statement contemplated by Section 5 hereof, including the prospectuses contained therein, such Investor will comply with the applicable prospectus delivery requirements of the Securities Act, provided that copies of a current prospectus relating to such effective registration statements are available to such Investor.

4.10    Residence. Such Investor is a resident of, or is organized under the laws of, the jurisdiction set forth below such Investor’s name on Schedule I attached hereto.

4.11    No Market. Such Investor understands that the Shares are restricted securities, and that the Shares must be held indefinitely unless and until the resale of such Shares is registered under the Securities Act or subject to the terms and conditions of this Agreement and the applicable securities laws, an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.12    No Commissions. Such Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

4.13    Transactional Exemption. Such Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire Shares (as applicable).

4.14    Investor Undertaking. Such Investor understands that (i) none of the Shares may be offered for sale, sold, assigned or transferred unless (A) subsequently registered under the Securities Act, (B) such Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Investor, in a form reasonably acceptable to the Company, to the effect that such Shares may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of such Shares under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

4.15    Disclosure of Transactions. On or before 5:30 p.m., New York time, on the first (1st) business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K (or other form permitted under the federal securities law) disclosing the material terms and conditions of the transactions contemplated by this Agreement in compliance with the requirements of Form 8-K (or such other form).

5.    Registration Rights.

5.1      Certain Definitions.

“Holder” and “Holders” shall include each Investor and any transferee or transferees of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean: (i) the Shares issued or issuable to each Holder upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses, except that any such Shares or other securities shall cease to be Registrable Securities when and to the extent (A) they have been sold to the public or (B) they may be sold by the Holder thereof without restriction pursuant to Rule 144 or pursuant to a Prior Registration Statement.

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders.

5.2    Registration Requirements. The Company shall use its commercially reasonable efforts to effect the registration of the resale of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder, except that the Company shall not be obligated to include an underwritten offering as a manner of sale. Such commercially reasonable efforts by the Company shall include, without limitation, the following:

(a)    The Company shall, as expeditiously as possible:

(i)    But in any event within ten (10) days of the Closing, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 60 days (or, if the Commission elects to review the Registration Statement, 90 days) following the Closing. The Company, in its sole discretion, may elect to include for offer and sale securities in addition to the Registrable Securities in the Registration Statement. Promptly following the effective date of the Registration Statement, the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the Registration Statement (whether or not such a prospectus is technically required by such rule).

(ii)    Without limiting the foregoing, the Company will promptly respond to all Commission comments, inquiries and requests, and shall request acceleration of effectiveness of the Registration Statement at the earliest possible date. The Company shall provide the Holders reasonable opportunity to review the portions of any such Registration Statement or amendment or supplement thereto containing disclosure regarding the Holders prior to filing.

(iii)    Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iv)    Furnish or otherwise make available to each Holder copies of a current prospectus included in the Registration Statement conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(v)    Register and qualify the securities covered by the Registration Statement under the securities or “blue sky” laws of all domestic jurisdictions, to the extent required; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi)    Notify each Holder as soon as practicable of the happening of any event (but not the substance or details of any such event) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its commercially reasonable efforts to promptly update and/or correct such prospectus.

(vii)    Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(viii)    Upon request, permit counsel to the Holders to review the Registration Statement within a reasonable period of time (but not less than two (2) full trading days) prior to each filing; provided, however, that the Company will not be obligated to comply with this Section 5.2(a)(viii) if compliance would cause the Company to fail to comply with any other provisions hereunder.

(ix)    Qualify the Registrable Securities covered by such Registration Statement for listing on the principal securities exchange and/or market on which the Common Stock is then listed, including the preparation and filing of any required filings with such principal market or exchange.

(b)    In the event that the Registration Statement has been declared effective by the Commission and, afterwards, any Holder’s ability to sell Registrable Securities registered for resale under the Registration Statement is suspended for more than (i) 45 days in any 90 day period or (ii) 90 days in any calendar year, including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in the Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall take such action as may be necessary to amend or supplement the Registration Statement or the prospectus (including any supplements thereto) included in the Registration Statement, such that the Registration Statement or the prospectus, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements not misleading.

(c)    Notwithstanding Section 5.2(b), the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, (i) such a suspension is required by the rules and regulations of the Commission or (ii) it is determined in good faith by the Board of Directors of the Company that because of valid business reasons (not including the avoidance of the Company’s obligations hereunder), it is in the best interests of the Company to suspend such use, and prior to suspending such use in accordance with this clause (c)(ii) the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. The Company will use commercially reasonable efforts to cause such suspension to terminate at the earliest possible date.

(d)    The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period (as defined below), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement. In the case of amendments and supplements to the Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 5.2(d)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(e)    Each Holder agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5.2(a)(vi) or 5.2(a)(vii), and upon notice of any suspension under Section 5.2(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented prospectus and/or amendment to the Registration Statement contemplated by this Section 5.2, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or the Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

5.3    Expense Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

5.4    Registration on Form S-3. The Company shall use its commercially reasonable efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 promptly after the Company becomes so eligible, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as the Registration Statement covering the Registrable Securities has been declared effective by the Commission.

5.5    Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective from the date on which the Registration Statement initially became effective until the earlier of (i) the date on which all the Holders have completed the sales or distributions described in the Registration Statement relating to the Registrable Securities registered for resale thereunder, (ii) until such Registrable Securities may be sold by the Holders without restriction pursuant to Rule 144 (or any successor thereto) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect), and (iii) the two year anniversary of the date hereof (the “Registration Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the Registration Statement (or any prospectus relating thereto).

5.6    Indemnification.

(a)    Company Indemnity. The Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any material breach of this Agreement (including any representation herein) or any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling each of the foregoing, for any reasonable and documented out-of-pocket legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based (i) on any untrue statement or omission based upon written information furnished to the Company by a Holder, (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented, or (iii) the failure of a Holder otherwise to comply with this Agreement. The indemnity agreement contained in this Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)    Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers and partners, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any material breach of this Agreement by Holder (including any representation herein) or any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which it was made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners or control persons for any reasonable and documented out-of-pocket legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)    Procedure. Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

5.7    Contribution. If the indemnification provided for in Section 5.6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and any Holder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of any Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 5.7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5.6(a) or 5.6(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.7 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.8    Survival. The indemnity and contribution agreements contained in Sections 5.6 and 5.7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

5.9    Information by Holders. Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may from time to time reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement, and the Company may exclude from such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request. The intended method or methods of disposition and/or sale of such securities (other than underwritten offerings) as so provided by such purchaser shall be included in the Registration Statement covering the Registrable Securities. Each Holder agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Holder shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the prospectus pursuant to Rule 424(b), or take any other action, under the Securities Act, to the extent that such supplement or other action is legally required. Such information shall include a description of (i) the name of such Holder and of the participating broker dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

6.    Stock Legend.

6.1    Upon payment therefor as provided in this Agreement, the Company will issue to each Investor, in the name of such Investor, the Shares purchased by such Investor. Any certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

7.    Use of Proceeds. The proceeds from the sale of Shares pursuant to this Agreement shall be used for general corporate purposes.

8.    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one business day after so mailed, (C) if delivered by International Federal Express, two business days after so mailed, and (D) when delivered, if sent by electronic mail or facsimile, with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, and shall be delivered as addressed as follows:

(a)    if to the Company, to:

BioCardia, Inc.
320 Soquel Way
Sunnyvale, California 94085
Telephone: (650) 226-0120
Attention: Chief Financial Officer

with copies to:

Wilson Sonsini Goodrich & Rosati, P.C.
Attn: Michael Danaher
650 Page Mill Road
Palo Alto, CA 94304-1050
Telephone: (650) 493-9300

(b)    if to an Investor, at its address set forth under its name on Schedule I attached hereto, or at such other address or addresses as may have been furnished to the Company in writing.

9.    Changes; Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors holding a majority of the total number of Shares issued pursuant to this Agreement. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waived provision is sought.

10.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.    Severability. In the event that any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

14.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

15.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investors. No Investor shall assign any rights or obligations under this Agreement, other than, solely with respect to any Shares transferred in accordance with this Agreement, including the legends described herein, to any permitted transferee of such Shares, provided, however, that no such assignment shall relieve any Investor of its obligations under this Agreement.

16.    Expenses. The Company and each Investor shall bear its own expenses in connection with the preparation and negotiation of this Agreement.

17.    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

18.    Pronouns. All pronouns or any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

19.    Press Release. The Company shall not use any Investor’s name in any press release issued by the Company related to this Agreement or the transactions contemplated hereby, without the consent of such Investor.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BIOCARDIA, INC.

By:

Name:	Peter Altman

Title:	Chief Executive Officer

INVESTOR COUNTERPART SIGNATURE PAGE

TO THE SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Name of Investor

By:

Name:

Title:

Investment Amount: $

SCHEDULE I

Schedule of Investors